December ___, 2012

[Shareholder Name]

[Address]

[City, State Zip Code]

[Email Address]

Re:	Conversion of Preferred Shares to Common Shares of Richfield Oil & Gas Company

Dear [Shareholder Name],

This letter agreement sets forth the understanding and agreement between Richfield Oil & Gas Company, a Nevada corporation (the "Company"), and [Shareholder Name] ("Shareholder”) concerning the above-referenced matter. The Company and Shareholder are collectively referred to herein as the “Parties.”

1.	Preferred Shares. Shareholder owns [____] shares of Series A Preferred Stock of the Company (represented by Certificate No. P[____]), which he purchased on [Date] for a purchase price of $[____] (the “Preferred Shares”). In connection with his purchase of the Preferred Shares, Shareholder also received warrants to purchase [____] shares of Common Stock of the Company (the “Common Stock”), exercisable at $[____] per share (the “Warrants”).

2.	Dividend. Shareholder is entitled to receive dividends on the Preferred Shares at the rate of 10.0% of the face value of the Preferred Shares per annum, payable quarterly from the date of purchase. The total dividend earned on the Preferred Shares through December 31, 2012 is $[____] (the “Dividend”).

3.	Agreement Regarding Conversion. The Parties hereby agree that the Preferred Shares shall be converted into shares of the Common Stock, at the Conversion Price (defined below). The Parties further agree that the Dividend shall be converted into shares of Common Stock, also at the Conversion Price. The Parties agree that Shareholder shall retain the Warrants, which shall remain exercisable according to their terms (as such terms were adjusted in connection with the reverse stock split of the Common Stock on October 19, 2012).

4.	Conversion Price. Notwithstanding the terms contained in the Company’s Certificate of Designation, filed on August 31, 2012 with the Nevada Secretary of State, relating to the conversion of the Series A Preferred Stock, the Parties hereby agree that the conversion price applicable to the conversion of the Preferred Shares and the Dividend shall be $1.60 per share (the “Conversion Price”).

5.	Conversion Shares. The Parties hereby agree that Shareholder shall receive [____] shares of Common Stock (the “Conversion Shares”) in exchange for the conversion of the Preferred Shares and the Dividend, calculated as follows:

15 WEST SOUTH TEMPLE SUITE 1050, SALT LAKE CITY, UTAH 84101 | OFFICE 801.519.8500 | FAX 801.519.6703

December ___, 2012

Face Value of Preferred Shares	Dividend	Total Amount to be Converted	Conversion Price	Total Shares of Common Stock to be issued
$[____]	$[____]	$[____]	$1.60	[____]

6.	Exchange of Certificates. The Parties agree that Shareholder shall deliver the stock certificate representing the Preferred Shares (Certificate No. P[____]) to the Company within 10 days of the execution of this letter agreement. Within 10 days of the receipt of the stock certificate representing the Preferred Shares, the Company shall instruct its transfer agent to issue to Shareholder a stock certificate representing the Conversion Shares.

7.	Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

a.	promptly give written notice of the proposed registration to Shareholder; and

b.	use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), all of such Conversion Shares as are specified in a written request or requests made by Shareholder received by the Company within fifteen (15) days after such written notice from the Company is mailed or delivered.

8.	Investor Representations. Shareholder hereby makes the following investment representations:

a.	Accredited Investor. I am an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

b.	I am Converting for Investment. I am converting the Preferred Shares into Conversion Shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the Conversion Shares shall be held solely for my account, except to the extent I intend to hold the Conversion Shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Conversion Shares. My investment intent is not limited to my present intention to hold the Conversion Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Conversion Shares, or for any other fixed period in the future.

c.	I Can Protect My Own Interests. I can properly evaluate the merits and risks of an investment in the Conversion Shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

15 WEST SOUTH TEMPLE SUITE 1050, SALT LAKE CITY, UTAH 84101 | OFFICE 801.519.8500 | FAX 801.519.6703

December ___, 2012

d.	I am Informed About the Company. I am sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to convert the Preferred Shares into Conversion Shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of converting the Preferred Shares into Conversion Shares.

e.	I Recognize My Economic Risk. I realize that the conversion of the Preferred Shares into Conversion Shares involves a high degree of risk, and that the Company’s future prospects are uncertain. I am able to hold the Conversion Shares indefinitely if required, and am able to bear the loss of my entire investment in the Conversion Shares.

f.	I Know the Conversion Shares are Restricted Securities. I understand that the Conversion Shares are “restricted securities” in that the sale or transfer of the Conversion Shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, I also understand and agree that: (i) I must hold the Conversion Shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144); (ii) the Company is under no obligation to register any subsequent proposed resale of the Conversion Shares by me; and (iii) the certificate evidencing the Conversion Shares will be imprinted with a legend which prohibits the transfer of the Conversion Shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

g.	I am Familiar With Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” acquired from an issuer in a non-public offering. I understand that my ability to sell the Conversion Shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than one year after my purchase and full payment (within the meaning of Rule 144) for the Conversion Shares; and (iii) if I am an affiliate of the Company, or a non-affiliate who has held the Conversion Shares less than two years after my purchase and full payment: (A) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of Conversion Shares being sold during any three month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

h.	I Know Rule 144 May Never be Available. I understand that the requirements of Rule 144 may never be met, and that the Conversion Shares may never be saleable. I further understand that at the time I wish to sell the Conversion Shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude me from selling the Conversion Shares under Rule 144 even if the one-year minimum holding period had been satisfied.

15 WEST SOUTH TEMPLE SUITE 1050, SALT LAKE CITY, UTAH 84101 | OFFICE 801.519.8500 | FAX 801.519.6703

December ___, 2012

i.	I Know I am Subject to Further Restrictions on Resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the Conversion Shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

j.	Residence. The address of my principal residence is set forth above.

9.	Additional Agreements. The Parties agree to execute any and all additional agreements, documents and instruments reasonably required to carry out the purposes and intent expressed in this letter agreement.

If this letter agreement accurately sets forth the understanding and agreement between us concerning the matters addressed herein, please execute a copy of this letter and return it to me as soon as possible.

Very truly yours,

Richfield Oil & Gas Company

Michael A. Cederstrom, General Counsel	Date

[Name of Shareholder], Individual	Date

15 WEST SOUTH TEMPLE SUITE 1050, SALT LAKE CITY, UTAH 84101 | OFFICE 801.519.8500 | FAX 801.519.6703